EXHIBIT 21.1
Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction	Percent Owned (if not 100%)
Yahoo! UK Limited	UK
Yahoo! Holdings Limited	UK
Yahoo! Europe Limited	UK
Yahoo! France SAS	France
Yahoo! Italia SRL	Italy
Yahoo! Deutschland GmbH	Germany
E-com Management NV	Netherland Antilles
Kenet Works AB	Sweden
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Iberia SL	Spain
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Singapore PTE Ltd.	Singapore
Yahoo! Emerging Markets Pty. Ltd.	Singapore
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Asia Holdings Limited	Hong Kong
Yahoo Web Services India Private Limited	India
Yahoo! Software Development India Private Limited	India
Yahoo! Internet Communications India Private Limited	India
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo de Mexico, SA de CV	Mexico
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! de Argentina SRL	Argentina
Yahoo! Canada Co.	Canada
LudiCorp Research and Development Ltd.	Canada
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings LLC	Cayman Islands
Kimo.com (Cayman) Corporation	Cayman Islands
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Actionality Deutschland GmbH	Germany
Actionality Hong Kong Limited	Hong Kong
eGroups International (Thailand) Company Limited	Thailand
Inktomi Japan KK	Japan
HotJobs SL (Spain)	Spain
HotJobs Oy	Finland
Overture Services Limited	UK
Overture Services Europe, Ltd.	Cayman Islands
Overture Services IP (Cayman) Ltd.	Cayman Islands
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Search Services (Asia) Limited	Ireland
Overture Services Europe BV	Netherlands
Overture Services GmbH	Germany
Overture Spain S.L.	Spain
Overture Services, SRL	Italy
Overture Korea Yuhan Hoesa	Korea
Overture Asia-Pac Services K.K.	Japan
Yahoo! Communications Europe, Ltd.	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty, Ltd.	Australia
Overture SAS.	France
Overture International Inc.	Nevis
Alta Vista Internet Solutions Limited	Ireland
Alta Vista Internet Holdings Limited	Ireland
Alta Vista Internet Operations Limited	Ireland
Yahoo! Technologies Norway AS	Norway

Name of Entity	Jurisdiction	Percent Owned (if not 100%)
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Ireland Services Limited	Ireland
Yahoo! France Holdings SAS	France
Kelkoo SAS	France
KK Internet SL	Spain
Kelkoo.com (UK) Ltd	UK
Kelkoo srl (Italy)	Italy
Kelkoo (AS) Norway	Norway
Kelkoo Netherlands BV	Netherlands
Kelkoo AB Sweden	Sweden
Kelkoo Holdings BV (NL)	Netherlands
Kelkoo AS (Denmark)	Denmark
Kelkoo Deutschland GmbH	Germany
Verdisoft Software Entwicklungs, GmbH	Germany
Verdisoft Software Vertriebs and Service, GmbH	Germany
Farechase Israel Ltd.	Israel
Yahoo! Israel Research Limited	Israel
Whereonearth Limited	UK
WebLocata Limited	UK
Where@Risk Limited	UK
Procurnet Limited	UK
Pagebank (Digital Storage) Limited	UK
Netclear Limited	UK
Whereonearth.com Limited	UK
WOE Old GDC Limited	UK
Yahoo! UK Services Limited	UK
Right Media UK Limited	UK
Blue Lithium UK Limited	UK
BlueLithium France	France
Zimbra UK	UK
Zimbra India	India
FoxyTunes Ltd.	Israel
Actionality, Inc.	Delaware
Bix.com, Inc.	California
BlueLithium, Inc.	Delaware
eGroups International, Inc.	Delaware
eGroups, Inc.	Delaware
FareChase, Inc.	Delaware
HotJobs.com, Ltd.	Delaware
Inktomi Corporation	Delaware
JBS Sports, Inc. (dba Rivals.com)	Delaware
Launch Media Inc.	Delaware
LookSpark, Inc.	Delaware
MusicMatch, Inc.	Washington
Overture Services, Inc.	Delaware
RFS Sports, Inc. (dba RivalsFanShop)	Tennessee
Right Media LLC	Delaware
Verdisoft Corporation	Delaware
Yahoo! Communications, Inc.	Delaware
Yahoo! Communications USA, Inc.	Delaware
Yahoo! CV, LLC	Delaware
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Realty Inc.	Delaware
Yahoo! SEA Holdings, LLC	Delaware
Zimbra, Inc.	Delaware